SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Capitol Street, Suite 3000, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Waste Management, Inc. (the “Company”) held on May 9, 2023 (the “Annual Meeting”), the Company’s stockholders approved the 2023 Stock Incentive Plan (“2023 Plan”). The 2023 Plan had been previously approved by the Company’s Board of Directors, subject to stockholder approval. The Company did not approve any additional shares of the Company’s common stock for issuance under the 2023 Plan; instead, 15,160,725 shares that were previously approved by the Company’s stockholders for issuance under the Company’s 2014 Stock Incentive Plan (“2014 Plan”) and remained available for issuance, as of May 9, 2023, shall be reserved for issuance pursuant to awards under the 2023 Plan. Additionally, any shares of the Company’s common stock that were subject to outstanding awards under the 2014 Plan, as of May 9, 2023, that subsequently cease to be subject to such awards as a result of the forfeiture, cancellation or termination of such awards will become available for issuance under the 2023 Plan. The 2023 Plan authorizes the following types of awards to be made to employees, including executive officers, of the Company or its affiliates and non-employee directors: incentive stock options; options that do not constitute incentive stock options; restricted stock awards; restricted stock unit awards; phantom stock awards; bonus stock awards; cash awards; and other stock-based awards.

A description of the material terms of the 2023 Plan is set forth under the heading “Approval of 2023 Stock Incentive Plan (Item 5 on the Proxy Card)” in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on March 28, 2023 and is incorporated herein by reference. The foregoing is qualified by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is also incorporated herein by reference.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, a total of 351,338,360 shares of the Company’s common stock, out of a total of 406,767,204 shares of common stock outstanding and entitled to vote, were present in person or represented by proxies. The items set forth below were voted on by the Company’s stockholders. Each of the director nominees listed under item 1 were elected, and the Company’s stockholders approved the proposals in each of items 2, 3 and 5. With respect to item 4, the stockholders recommended that future non-binding advisory votes on executive compensation be conducted annually. Final vote results are as follows:

1.	Election to the Company’s Board of Directors of the following nine director nominees:

Name	For	Against	Abstentions	Broker Non-Votes
Bruce E. Chinn	307,373,741	665,333	420,421	42,878,865
James C. Fish, Jr.	305,091,092	2,960,485	407,918	42,878,865
Andrés R. Gluski	299,778,330	8,278,795	402,370	42,878,865
Victoria M. Holt	300,305,002	7,767,487	387,006	42,878,865
Kathleen M. Mazzarella	298,370,433	9,705,180	383,882	42,878,865
Sean E. Menke	304,078,362	3,958,940	422,193	42,878,865
William B. Plummer	303,225,459	4,812,750	421,286	42,878,865
John C. Pope	292,049,805	15,993,395	416,295	42,878,865
Maryrose T. Sylvester	302,902,398	5,178,415	378,682	42,878,865

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstentions
334,478,144	16,201,638	658,578

3.	Approval, on an advisory basis, of the Company’s executive compensation as described in the Company’s 2023 proxy statement:

For	Against	Abstentions	Broker Non-Votes
289,678,028	17,715,298	1,066,169	42,878,865

4.	Recommendation, on an advisory basis, of the frequency of future advisory votes on the Company’s executive compensation:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
302,329,846	740,581	4,753,082	635,986	42,878,865

In consideration of these results, the Company will follow the recommendation to hold the non-binding advisory vote on executive compensation annually until the next stockholder vote on the frequency of such vote.

5.	Approval of the Company’s 2023 Stock Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
289,736,055	17,959,277	764,163	42,878,865

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1	Waste Management, Inc. 2023 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: May 10, 2023	By:	/s/ Charles C. Boettcher
Charles C. Boettcher
Executive Vice President, Corporate Development and Chief Legal Officer